Letterhead of Berry,
Dunn, McNeil & Parker
Certified Public
Accountants
Management Consultants
100 Middle Street
P.O. Box 1100
Portland, Maine 04104-
1100/207-775-2387/Fax
(207) 774-2375
Consent of Independent Accountants

We hereby consent to the use in the
Prospectus constituting part of this
Registration Statement on Form S-4 of
American Skiing Company of our report
dated December 22, 1995 relating to
the financial statements of American
Skiing Company, which appears in such
Prospectus.  We also consent to the
references to us under the headings
"Experts", "Summary Historical
Financial Data" and "Selected
Historical Financial Data" in such
Prospectus.  However, it should be
noted that Berry, Dunn, McNeil &
Parker has not prepared or certified
such "Summary Historical Financial
Data" or "Selected Historical
Financial Data."

/s/ Berry, Dunn, Mc|Neil & Parker
Portland, Maine
August 7, 1996